Exhibit 99.1

KCG Holdings, Inc. 545 Washington Boulevard Jersey City, New Jersey 07310 1 201 222 9400 tel 1 800 544 7508 toll free www.kcg.com

KCG HOLDINGS, INC. ANNOUNCES RESIGNATION OF EXECUTIVE CHAIRMAN, TOM JOYCE

STEPHEN SCHULER APPOINTED NON-EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS

Jersey City, N.J. and Chicago, I.L., July 3, 2013 – KCG Holdings, Inc. today announced that Tom Joyce, Executive Chairman of the Board of Directors, has resigned effective immediately. The Board of Directors has appointed current Board member Stephen Schuler to be Non-Executive Chairman. Stephen Schuler co-founded GETCO in 1999 and led the firm until Daniel Coleman was appointed CEO in 2012. Mr. Schuler has more than 25 years of leadership experience in trading and markets.

“Tom Joyce has always put clients first. His focus on client service continues to influence every aspect of our new organization.” said Daniel Coleman, Chief Executive Officer, KCG. “Tom played an important role in the creation of KCG and we thank him for his leadership.”

Mr. Joyce previously served as Chairman and Chief Executive Officer of Knight Capital Group, Inc.

About KCG

KCG is a leading independent securities firm offering investors a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with exceptional client service across market making, agency execution and venues. KCG has multiple access points to trade global equities, fixed income, currencies and commodities via voice or automated execution. www.kcg.com

Cautionary Note Regarding Forward Looking Statements

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about the parties’ industry, management beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the merger of Knight and GETCO, including, among other things, (a) difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits, (b) the inability to sustain revenue and earnings growth, and (c) customer and client reactions; (ii) the August 1, 2012 technology issue at Knight that resulted in Knight’s broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s capital structure and business as well as actions taken in response thereto and consequences thereof; (iii) Knight’s ability to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO; (iv) changes in market structure, legislative, regulatory or financial reporting rules; and (v) past or future changes to organizational structure and management. Readers should carefully review the risks and uncertainties disclosed in KCG’s and Knight’s reports with the SEC, including, without limitation, those detailed under “Certain Factors Affecting Results of Operations” and “Risk Factors” in Knight’s Annual Report on Form 10-K for the year-ended December 31, 2012 and in Knight’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2013, and in other reports or documents KCG files with, or furnishes to, the SEC from time to time and those detailed in the Joint Proxy Statement / Prospectus of KCG related to the merger of Knight and GETCO under the heading “Cautionary Statement Regarding Forward Looking Information” and “Risk Factors,” among others.

CONTACTS

Sophie Sohn	Jonathan Mairs
Communications & Marketing	Investor Relations
312-931-2299	201-356-1529
media@kcg.com	jmairs@kcg.com